SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 23, 2002
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets
Item 5. Other Events
Item 7. Financial Statements and Exhibits.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 2. Acquisition or Disposition of Assets

     On May 23, 2002, Corixa Corporation , a Delaware corporation, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Coulter Pharmaceutical, Inc., a Delaware corporation and wholly owned subsidiary of Corixa Corporation (“Coulter”), Corixa Belgium, S.A., a Belgian corporation and subsidiary of Corixa Corporation (“Corixa Belgium” and, together with the Corixa Corporation and Coulter, “Corixa”), Medarex, Inc., a New Jersey corporation, and Medarex Belgium, an entity in the process of being incorporated in Belgium and subsidiary of Medarex, Inc. (“Medarex Belgium” and, together with Medarex, Inc., “Medarex”).

     Under the terms of the Purchase Agreement, on May 23, 2002, Medarex acquired Corixa’s proprietary Ultra-Potent Toxin (“UPT”) technology for creating antibody-toxin conjugates and certain preclinical product development programs in the field of oncology and other disease indications. In exchange, Corixa received $3.5 million of Medarex stock (356,706 shares) at closing and will receive an additional $17.5 million in five equal monthly payments, payable at Medarex’s option in cash or shares of Medarex stock, valued according to the average of the closing sales prices on Nasdaq of Medarex common stock for each of the trading days during the five-trading-day period ending two trading days prior to the applicable date of issuance. In the event that, during any month during the six-month period following the closing of the transaction, Corixa sells all of the shares of Medarex stock delivered as payment for the preceding monthly installment and the proceeds of such sales are less than $3.5 million, Medarex must pay the difference to Corixa in cash. If the proceeds from sale of the Medarex stock from the preceding monthly installment are greater than $3.5 million, Corixa must pay Medarex an amount equal to 50% of any such excess in cash. In the event that, during any month during the six-month period, Corixa does not sell all of the shares of Medarex stock delivered as payment for the preceding monthly installment, then there will be no such adjustments. In addition, Corixa may receive up to $6 million in additional consideration in cash or, at Medarex’s election, in shares of Medarex stock, based upon certain contingencies. If Medarex makes any contingent payment to Corixa in shares of Medarex stock, such shares will be valued according to the average of the closing sales prices on Nasdaq of Medarex common stock for each of the trading days during the five-trading-day period ending two trading days prior to the applicable date of issuance. Medarex also purchased from Corixa certain equipment to support Medarex’s continuing research efforts for an additional $2.5 million cash.

     In connection with the transaction, Medarex agreed to hire approximately 30 Corixa scientists based in South San Francisco. Medarex also agreed to sublease approximately 30,000 square feet of laboratory and office space from Corixa at Corixa’s South San Francisco facility.

     In addition, Corixa agreed to indemnify Medarex for, among other things, any damages Medarex suffers from (a) any inaccuracy in the representations and warranties made by Corixa in connection with the Purchase Agreement, (b) breaches of covenants or agreements made pursuant to the Purchase Agreement, (c) the ownership, use or operation of the Programs and Equipment by Corixa on or prior to the closing and (d) liabilities not assumed by Medarex.

     Medarex agreed to indemnify Corixa for, among other things, any damages Corixa suffers from (a) any inaccuracy in the representations and warranties made by Medarex in connection with the Purchase Agreement, (b) breaches of covenants or agreements made pursuant to the Purchase Agreement, (c) the ownership, use or operation of the Programs and Equipment by Medarex after the closing and (d) liabilities assumed by Medarex.

     As part of the transaction, Medarex will provide Corixa with a license to use the UPT technology with certain monoclonal antibodies, pursuant to which Medarex may receive milestone payments and royalties.

     The above description of Corixa’s sale of the assets is a summary and as such is not intended to be complete. It is subject to, and qualified by reference to, the Purchase Agreement, which is attached hereto as Exhibit 10.1, and the press release announcing execution of the Purchase Agreement, which is attached hereto as Exhibit 99.1.

Item 5. Other Events

     On May 23, 2002, Corixa also announced a modification to its South San Francisco operating plan, and an approximate 60 percent immediate reduction in Corixa’s South San Francisco workforce. Certain South San Francisco employees will be retained for a short transition period, and additional South San Francisco employees will be offered positions at other Corixa locations. A copy of the press release relating to the restructuring plan is attached hereto as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Pro Forma Consolidated Balance Sheet as of March 31, 2002.

Pro Forma Consolidated Statement of Operations for the three month period ending March 31, 2002.

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2001.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma balance sheet gives effect to the sale of assets to Medarex, including the impact of Medarex hiring 30 Corixa employees and the agreement to sublease certain laboratory and office space, as if the transaction had occurred on March 31, 2002 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2001 and for the three months ended March 31, 2002 give effect to the Medarex transaction as if it had occurred on January 1, 2001. The unaudited pro forma consolidated financial statements do not purport to represent what Corixa’s financial position or results of operations would actually have been if the Medarex transaction had in fact occurred on those dates or to project Corixa’s financial position or results of operations as of any future date or for any future period. In Corixa’s opinion, all adjustments necessary to present fairly the unaudited pro forma consolidated financial information have been made.

CORIXA CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of March 31, 2002
(In thousands, except share data)

ASSETS

		Pro Forma	Footnote	Pro Forma
	Consolidated	Adjustments	Reference	Consolidated

Current assets:
Cash and cash equivalents	$15,608	2,500	A	$18,108
Securities available for-sale	51,489	3,500	A	54,989
Accounts receivable	7,081	17,500	A	24,581
Interest receivable	961			961
Prepaid expenses and other current assets	6,007			6,007
Deposits	1,832			1,832

Total current assets	82,978	23,500		106,478
Property and equipment, net	49,586	(1,040)	A	48,546
Securities available-for-sale, noncurrent	27,773			27,773
Intangible assets, net	15,414			15,414
Deferred charges and deposits	6,489			6,489

Total assets	$182,240	22,460		$204,700

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$14,054	500	A	$14,554
Dividend payable	695			695
Deferred revenue	16,431			16,431
Current portion of obligations and commitments	6,148			6,148

Total current liabilities	37,328	500		37,828
Long-term obligations and commitments, less current portion	29,065			29,065
Deferred revenue, less current portion	8,819			8,819
Redeemable common stock	2,000			2,000
Stockholders’ equity:
Cumulative translation adjustment	—
Convertible preferred stock, $.001 par value:
Authorized shares — 10,000,000 Designated Series A — 12,500 shares Issued and outstanding — 12,500 in 2002 and 2001	—
Designated Series B — 37,500 shares Issued and outstanding — 37,500 in 2002 and 2001	—
Common stock, $0.001 par value:
Authorized shares — 100,000,000

		Pro Forma	Footnote	Pro Forma
	Consolidated	Adjustments	Reference	Consolidated

Issued and outstanding shares — 41,664,464 in 2002 and 41, 573,398 shares in 2001 (including 141,576 redeemable common shares)	41			41
Additional paid-in capital	1,186,643	(313)	B	1,186,330
Deferred compensation	(1,790)	313	B	(1,477)
Accumulated comprehensive income	66			66
Accumulated deficit	(1,079,932)	21,960		(1,057,972)

Total stockholders’ equity	105,028	21,960		126,988

Total liabilities and stockholders’ equity	182,240	22,460		204,700

CORIXA CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2002
(In thousands, except per share data)
(Unaudited)

		Pro Forma	Footnote	Pro Forma
	Consolidated	Adjustments	Reference	Consolidated

Revenue:
Collaborative agreements	$15,005			$15,005
Government grants	561			561

Total revenue	15,566			15,566
Operating expenses:
Research and development	24,685	(830)	D,E,F	23,855
Sales, general and administrative	6,983	(21)	D,F	6,962
Intangible amortization	495			495
Goodwill write-off	161,060			161,060

Total operating expenses	193,223	(851)		192,372

Loss from operations	(177,657)	851		(176,806)
Interest income	1,195			1,195
Interest expense	(550)			(550)
Other income	322	218	C	540

Net loss	(176,690)	1,069		(175,621)
Preferred stock dividend	(226)			(226)

Net loss applicable to common shareholders	$(176,916)	$1,069		$(175,847)

Basic and diluted net loss per common share	$(4.25)			$(4.23)

Shares used in computation of basic and diluted net loss per share	41,596			41,596

CORIXA CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2002
(In thousands, except per share data)
(Unaudited)

		Pro Forma	Footnote	Pro Forma
	Consolidated	Adjustments	Reference	Consolidated

Revenue:
Collaborative agreements	$55,128			$55,128
Government grants	2,937			2,937

Total revenue	58,065	—		58,065
Operating expenses:
Research and development	138,621	(4,739)	D,E,F	133,882
Sales, general and administrative	22,361	(139)	D,F	22,222
Intangible amortization	57,625			57,625

Total operating expenses	218,607	(4,878)		213,729

Loss from operations	(160,542)	4,878		(155,664)
Interest income	9,349			9,349
Interest expense	(2,295)			(2,295)
Other income	5,451	871	C	6,322

Net loss	(148,037)	5,749		(142,288)
Preferred stock dividend	(1,730)			(1,730)

Net loss applicable to common shareholders	$(149,767)	$5,749		$(144,018)

Basic and diluted net loss per common share	$(3.66)			$(3.52)

Shares used in computation of basic and diluted net loss per share	40,961			40,961

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma consolidated balance sheet as of March 31, 2002 includes the adjustments necessary to give effect to the Medarex transaction as if it had occurred on March 31, 2002. Adjustments included in the unaudited pro forma consolidated balance sheet are summarized as follows:

(A)	The effect of the sale of assets;

(B)	To adjust deferred compensation related to employees transferred to Medarex.

     The pro forma combined statements of operations include the adjustments necessary to give effect to the Medarex transaction as if it had occurred on January 1, 2001. Adjustments included in the unaudited pro forma statements of operations are summarized as follows:

(C)	To record sublet rent;

(D)	To reverse salaries and benefits and deferred compensation expense related to employees transferred to Medarex;

(E)	To reverse specifically identified research and development expense reductions related to the programs sold;

(F)	To adjust depreciation expense related to assets sold to Medarex.

     The pro forma combined statements of operations excludes an approximate gain of $22 million on the sale of assets related to the transaction, which is considered nonrecurring.

(c)	Exhibits

Exhibit
Number	Description

10.1*	Asset Purchase Agreement, dated May 23, 2002, by and among Corixa Corporation, Coulter Pharmaceutical, Inc., Corixa Belgium, S.A., Medarex, Inc. and Medarex Belgium.

99.1	Corixa Corporation Press Release, dated May 23, 2002, announcing asset sale to Medarex, Inc.

99.2	Corixa Corporation Press Release, dated May 23, 2002, announcing restructuring of South San Francisco operations.

*	Confidential treatment requested.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: May 31, 2002	By:	/s/ MICHELLE BURRIS

Michelle Burris Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1*	Asset Purchase Agreement, dated May 23, 2002, by and among Corixa Corporation, Coulter Pharmaceutical, Inc., Corixa Belgium, S.A., Medarex, Inc. and Medarex Belgium.

99.1	Corixa Corporation Press Release, dated May 23, 2002, announcing asset sale to Medarex, Inc.

99.2	Corixa Corporation Press Release, dated May 23, 2002, announcing restructuring of South San Francisco operations.

*	Confidential treatment requested.